Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2022 FINANCIAL RESULTS
DUBLIN, August 9, 2022 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the second-quarter ended June 30, 2022.
SECOND-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Total Revenues, Net	$569,114	$713,830	(20)%	$1,221,373	$1,431,749	(15)%
Reported (Loss) Income from Continuing Operations	$(1,880,883)	$(10,184)	NM	$(1,946,183)	$36,875	NM
Reported Diluted Weighted Average Shares	235,117	233,331	1%	234,498	237,043	(1)%
Reported Diluted Net (Loss) Income per Share from Continuing Operations	$(8.00)	$(0.04)	NM	$(8.30)	$0.16	NM
Reported Net (Loss) Income	$(1,885,427)	$(15,500)	NM	$(1,957,401)	$26,024	NM
Adjusted Income from Continuing Operations (2)(3)	$6,532	$147,121	(96)%	$162,471	$322,038	(50)%
Adjusted Diluted Weighted Average Shares (1)(2)	236,217	235,416	—%	236,466	237,043	—%
Adjusted Diluted Net Income per Share from Continuing Operations (2)(3)	$0.03	$0.62	(95)%	$0.69	$1.36	(49)%
Adjusted EBITDA (2)(3)	$160,206	$337,700	(53)%	$471,132	$702,415	(33)%
__________
(1)Reported Diluted Net (Loss) Income per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as Adjusted Income from Continuing Operations, Adjusted Diluted Weighted Average Shares, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA. Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
(3)Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under our legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Refer to note (14) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
CONSOLIDATED RESULTS
Total revenues were $569 million in second-quarter 2022, a decrease of 20% compared to $714 million in second-quarter 2021. This decrease was primarily attributable to decreased revenues from our Sterile Injectables segment, partially offset by increased revenues from our Generic Pharmaceuticals segment.
Reported loss from continuing operations in second-quarter 2022 was $1,881 million compared to $10 million in second-quarter 2021. This result was primarily due to higher asset impairment charges as well as decreased revenues and increased acquired in-process research and development charges related to the transactions announced during the quarter to acquire six sterile injectable product candidates and a Phase 3 injectable compound for the treatment of osteoarthritis knee pain. Reported diluted net loss per share from continuing operations in second-quarter 2022 was $8.00 compared to $0.04 in second-quarter 2021.

Adjusted income from continuing operations in second-quarter 2022 was $7 million compared to $147 million in second-quarter 2021. Adjusted diluted net income per share from continuing operations in second-quarter 2022 was $0.03 compared to $0.62 in second-quarter 2021. These results reflect decreased revenues and increased acquired in-process research and development charges.
BRANDED PHARMACEUTICALS SEGMENT
Second-quarter 2022 Branded Pharmaceuticals segment revenues were $219 million, a decrease of 4% compared to $228 million during second-quarter 2021.
Specialty Products revenues decreased 2% to $164 million in second-quarter 2022 compared to $167 million in second-quarter 2021, with sales of XIAFLEX® increasing 8% to $121 million compared to $111 million in second-quarter 2021. Established Products revenues decreased 10% to $55 million in second-quarter 2022 compared to $61 million in second-quarter 2021, driven primarily by ongoing generic competition.
STERILE INJECTABLES SEGMENT
Second-quarter 2022 Sterile Injectables segment revenues were $123 million, a decrease of 58% compared to $295 million during second-quarter 2021. This was primarily attributable to decreased VASOSTRICT® revenues due to lower price and market share resulting from generic competition, channel inventory destocking and lower overall market volumes as COVID-19 related hospitalizations decline.
GENERIC PHARMACEUTICALS SEGMENT
Second-quarter 2022 Generic Pharmaceuticals segment revenues were $203 million, an increase of 22% compared to $167 million during second-quarter 2021. This increase was primarily attributable to revenues from varenicline tablets, the only FDA-approved generic version of Chantix®, which launched during third-quarter 2021, partially offset by competitive pressure on certain other generic products.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Second-quarter 2022 International Pharmaceuticals segment revenues were $24 million compared to $24 million during second-quarter 2021.
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of June 30, 2022, the Company had approximately $1.2 billion in unrestricted cash; $8.1 billion of debt; and a net debt to adjusted EBITDA ratio of 5.6. These amounts reflect the Company’s payment of $35 million to acquire 6 sterile injectable product candidates and a $30 million upfront payment related to a Phase 3 injectable compound for the treatment of osteoarthritis knee pain.
Second-quarter 2022 net cash used in operating activities was $133 million compared to $155 million provided by operating activities during the second-quarter 2021. This change was primarily attributable to decreased revenues.
The Company remains in constructive negotiations with an ad hoc group of first lien creditors, among other parties. In light of the progress to date, the Company expects that these negotiations will likely result in a pre-arranged filing under Chapter 11 of the U.S. Bankruptcy Code by Endo International plc and substantially all of its subsidiaries, which could occur imminently.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and six months ended June 30, 2022 and 2021 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2022	2021		2022	2021
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$120,878	$111,487	8%	$220,362	$206,757	7%
SUPPRELIN® LA	24,739	27,568	(10)%	53,569	55,596	(4)%
Other Specialty (1)	18,246	28,036	(35)%	38,990	48,068	(19)%
Total Specialty Products	$163,863	$167,091	(2)%	$312,921	$310,421	1%
Established Products:
PERCOCET®	$26,256	$26,156	—%	$52,431	$51,781	1%
TESTOPEL®	10,021	9,439	6%	18,901	20,628	(8)%
Other Established (2)	18,812	25,354	(26)%	39,560	51,845	(24)%
Total Established Products	$55,089	$60,949	(10)%	$110,892	$124,254	(11)%
Total Branded Pharmaceuticals (3)	$218,952	$228,040	(4)%	$423,813	$434,675	(2)%
Sterile Injectables:
VASOSTRICT®	$35,630	$197,121	(82)%	$191,520	$421,067	(55)%
ADRENALIN®	26,774	29,977	(11)%	60,597	59,414	2%
Other Sterile Injectables (4)	60,767	67,502	(10)%	111,082	122,864	(10)%
Total Sterile Injectables (3)	$123,171	$294,600	(58)%	$363,199	$603,345	(40)%
Total Generic Pharmaceuticals (5)	$203,377	$167,272	22%	$389,321	$348,145	12%
Total International Pharmaceuticals (6)	$23,614	$23,918	(1)%	$45,040	$45,584	(1)%
Total revenues, net	$569,114	$713,830	(20)%	$1,221,373	$1,431,749	(15)%
__________
(1)Products included within Other Specialty include NASCOBAL® Nasal Spray, AVEED® and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or six months ended June 30, 2022 and/or any product having revenues in excess of $25 million during any completed quarterly period in 2022 or 2021.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have no intellectual property protection and are sold within the U.S. During the three and six months ended June 30, 2022, varenicline tablets (our generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 13% and 12%, respectively, of consolidated total revenues. No other individual product within this segment has exceeded 5% of consolidated total revenues for the periods presented.
(6)The International Pharmaceuticals segment, which accounted for less than 5% of consolidated total revenues for each of the periods presented, includes a variety of specialty pharmaceutical products sold outside the U.S., primarily in Canada through our operating company Paladin Labs Inc.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2022 and 2021 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
TOTAL REVENUES, NET	$569,114	$713,830	$1,221,373	$1,431,749
COSTS AND EXPENSES:
Cost of revenues	263,786	318,480	537,001	623,773
Selling, general and administrative	180,830	177,619	407,991	364,793
Research and development	29,788	29,669	65,918	59,408
Acquired in-process research and development	65,000	5,000	67,900	5,000
Litigation-related and other contingencies, net	208	35,195	25,362	35,832
Asset impairment charges	1,781,063	4,929	1,801,016	8,238
Acquisition-related and integration items, net	1,825	97	448	(4,925)
Interest expense, net	139,784	141,553	274,733	275,894
Loss on extinguishment of debt	—	—	—	13,753
Other (income) expense, net	(19,438)	372	(18,149)	1,284
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,873,732)	$916	$(1,940,847)	$48,699
INCOME TAX EXPENSE	7,151	11,100	5,336	11,824
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(1,880,883)	$(10,184)	$(1,946,183)	$36,875
DISCONTINUED OPERATIONS, NET OF TAX	(4,544)	(5,316)	(11,218)	(10,851)
NET (LOSS) INCOME	$(1,885,427)	$(15,500)	$(1,957,401)	$26,024
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(8.00)	$(0.04)	$(8.30)	$0.16
Discontinued operations	(0.02)	(0.03)	(0.05)	(0.05)
Basic	$(8.02)	$(0.07)	$(8.35)	$0.11
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(8.00)	$(0.04)	$(8.30)	$0.16
Discontinued operations	(0.02)	(0.03)	(0.05)	(0.05)
Diluted	$(8.02)	$(0.07)	$(8.35)	$0.11
WEIGHTED AVERAGE SHARES:
Basic	235,117	233,331	234,498	231,941
Diluted	235,117	233,331	234,498	237,043

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2022 and December 31, 2021 (in thousands):

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,191,572	$1,507,196
Restricted cash and cash equivalents	113,493	124,114
Accounts receivable	491,492	592,019
Inventories, net	287,756	283,552
Assets held for sale	11,080	—
Other current assets	104,511	207,705
Total current assets	$2,199,904	$2,714,586
TOTAL NON-CURRENT ASSETS	4,162,358	6,052,829
TOTAL ASSETS	$6,362,262	$8,767,415
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,140,654	$1,417,892
Other current liabilities	41,018	212,070
Total current liabilities	$1,181,672	$1,629,962
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,039,178	8,048,980
OTHER LIABILITIES	339,484	332,459
SHAREHOLDERS’ DEFICIT	(3,198,072)	(1,243,986)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,362,262	$8,767,415

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2022 and 2021 (in thousands):

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net (loss) income	$(1,957,401)	$26,024
Adjustments to reconcile Net (loss) income to Net cash provided by operating activities:
Depreciation and amortization	206,224	237,703
Asset impairment charges	1,801,016	8,238
Other, including cash payments to claimants from Qualified Settlement Funds	18,064	126,851
Net cash provided by operating activities	$67,903	$398,816
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(47,559)	$(41,345)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(89,520)	—
Proceeds from sale of business and other assets, net	21,133	1,343
Other	4,200	(5,048)
Net cash used in investing activities	$(111,746)	$(45,050)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(193,312)	$(43,166)
Other	(3,638)	(22,581)
Net cash used in financing activities	$(196,950)	$(65,747)
Effect of foreign exchange rate	(452)	711
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(241,245)	$288,730
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,631,310	1,385,000
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,390,065	$1,673,730

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
As previously communicated, in response to views expressed by the U.S. Securities and Exchange Commission, the Company has, effective January 1, 2022, revised its definition of its adjusted financial measures to no longer exclude Acquired in-process research and development charges (representing the research and development costs it had previously labeled as “Upfront and milestone payments to partners”). As a result of this change, the Company’s adjusted financial measures now reflect the impact of those transactions. The inclusion of the impact of these transactions, which may occur from time to time, could result in significant, but temporary, fluctuations in both our GAAP and Non-GAAP financial measures in the period(s) in which they are incurred. These charges also are not indicative of the underlying performance of our operations during the period. This change was applied retrospectively to all periods presented herein. Refer to footnote (14) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(1,885,427)	$(15,500)	$(1,957,401)	$26,024
Income tax expense	7,151	11,100	5,336	11,824
Interest expense, net	139,784	141,553	274,733	275,894
Depreciation and amortization (1)	99,762	110,145	202,400	221,724
EBITDA (non-GAAP)	$(1,638,730)	$247,298	$(1,474,932)	$535,466
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	37,347	15,083	94,996	38,803
Certain litigation-related and other contingencies, net (3)	208	35,195	25,362	35,832
Certain legal costs (4)	(9,462)	24,843	23,270	44,119
Asset impairment charges (5)	1,781,063	4,929	1,801,016	8,238
Acquisition-related and integration costs (6)	—	(20)	—	411
Fair value of contingent consideration (7)	1,825	117	448	(5,336)
Loss on extinguishment of debt (8)	—	—	—	13,753
Share-based compensation (1)	2,721	4,444	7,650	14,437
Other (income) expense, net (9)	(19,438)	372	(18,149)	1,284
Other (10)	128	123	253	4,557
Discontinued operations, net of tax (11)	4,544	5,316	11,218	10,851
Adjusted EBITDA (non-GAAP) (14)	$160,206	$337,700	$471,132	$702,415

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s (Loss) income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(Loss) income from continuing operations (GAAP)	$(1,880,883)	$(10,184)	$(1,946,183)	$36,875
Non-GAAP adjustments:
Amortization of intangible assets (12)	87,568	94,070	177,802	189,200
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	37,347	15,083	94,996	38,803
Certain litigation-related and other contingencies, net (3)	208	35,195	25,362	35,832
Certain legal costs (4)	(9,462)	24,843	23,270	44,119
Asset impairment charges (5)	1,781,063	4,929	1,801,016	8,238
Acquisition-related and integration costs (6)	—	(20)	—	411
Fair value of contingent consideration (7)	1,825	117	448	(5,336)
Loss on extinguishment of debt (8)	—	—	—	13,753
Other (10)	(19,170)	1,480	(17,847)	7,062
Tax adjustments (13)	8,036	(18,392)	3,607	(46,919)
Adjusted income from continuing operations (non-GAAP) (14)	$6,532	$147,121	$162,471	$322,038

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2022 and 2021 (in thousands, except per share data):

Three Months Ended June 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense (benefit)	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (15)
Reported (GAAP)	$569,114	$263,786	$305,328	53.6%	$2,058,714	361.7%	$(1,753,386)	(308.1)%	$120,346	$(1,873,732)	$7,151	(0.4)%	$(1,880,883)	$(4,544)	$(1,885,427)	$(8.00)
Items impacting comparability:
Amortization of intangible assets (12)	—	(87,568)	87,568		—		87,568		—	87,568	—		87,568	—	87,568
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(5,107)	5,107		(32,240)		37,347		—	37,347	—		37,347	—	37,347
Certain litigation-related and other contingencies, net (3)	—	—	—		(208)		208		—	208	—		208	—	208
Certain legal costs (4)	—	—	—		9,462		(9,462)		—	(9,462)	—		(9,462)	—	(9,462)
Asset impairment charges (5)	—	—	—		(1,781,063)		1,781,063		—	1,781,063	—		1,781,063	—	1,781,063
Fair value of contingent consideration (7)	—	—	—		(1,825)		1,825		—	1,825	—		1,825	—	1,825
Other (10)	—	(125)	125		—		125		19,295	(19,170)	—		(19,170)	—	(19,170)
Tax adjustments (13)	—	—	—		—		—		—	—	(8,036)		8,036	—	8,036
Discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	4,544	4,544
After considering items (non-GAAP) (14)	$569,114	$170,986	$398,128	70.0%	$252,840	44.4%	$145,288	25.5%	$139,641	$5,647	$(885)	(15.7)%	$6,532	$—	$6,532	$0.03

Three Months Ended June 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (15)
Reported (GAAP)	$713,830	$318,480	$395,350	55.4%	$252,509	35.4%	$142,841	20.0%	$141,925	$916	$11,100	1,211.8%	$(10,184)	$(5,316)	$(15,500)	$(0.04)
Items impacting comparability:
Amortization of intangible assets (12)	—	(94,070)	94,070		—		94,070		—	94,070	—		94,070	—	94,070
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(4,970)	4,970		(10,113)		15,083		—	15,083	—		15,083	—	15,083
Certain litigation-related and other contingencies, net (3)	—	—	—		(35,195)		35,195		—	35,195	—		35,195	—	35,195
Certain legal costs (4)	—	—	—		(24,843)		24,843		—	24,843	—		24,843	—	24,843
Asset impairment charges (5)	—	—	—		(4,929)		4,929		—	4,929	—		4,929	—	4,929
Acquisition-related and integration costs (6)	—	—	—		20		(20)		—	(20)	—		(20)	—	(20)
Fair value of contingent consideration (7)	—	—	—		(117)		117		—	117	—		117	—	117
Other (10)	—	(125)	125		—		125		(1,355)	1,480	—		1,480	—	1,480
Tax adjustments (13)	—	—	—		—		—		—	—	18,392		(18,392)	—	(18,392)
Discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	5,316	5,316
After considering items (non-GAAP) (14)	$713,830	$219,315	$494,515	69.3%	$177,332	24.8%	$317,183	44.4%	$140,570	$176,613	$29,492	16.7%	$147,121	$—	$147,121	$0.62

Six Months Ended June 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (15)
Reported (GAAP)	$1,221,373	$537,001	$684,372	56.0%	$2,368,635	193.9%	$(1,684,263)	(137.9)%	$256,584	$(1,940,847)	$5,336	(0.3)%	$(1,946,183)	$(11,218)	$(1,957,401)	$(8.30)
Items impacting comparability:
Amortization of intangible assets (12)	—	(177,802)	177,802		—		177,802		—	177,802	—		177,802	—	177,802
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(20,844)	20,844		(74,152)		94,996		—	94,996	—		94,996	—	94,996
Certain litigation-related and other contingencies, net (3)	—	—	—		(25,362)		25,362		—	25,362	—		25,362	—	25,362
Certain legal costs (4)	—	—	—		(23,270)		23,270		—	23,270	—		23,270	—	23,270
Asset impairment charges (5)	—	—	—		(1,801,016)		1,801,016		—	1,801,016	—		1,801,016	—	1,801,016
Fair value of contingent consideration (7)	—	—	—		(448)		448		—	448	—		448	—	448
Other (10)	—	(250)	250		—		250		18,097	(17,847)	—		(17,847)	—	(17,847)
Tax adjustments (13)	—	—	—		—		—		—	—	(3,607)		3,607	—	3,607
Discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	11,218	11,218
After considering items (non-GAAP) (14)	$1,221,373	$338,105	$883,268	72.3%	$444,387	36.4%	$438,881	35.9%	$274,681	$164,200	$1,729	1.1%	$162,471	$—	$162,471	$0.69

Six Months Ended June 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (15)
Reported (GAAP)	$1,431,749	$623,773	$807,976	56.4%	$468,346	32.7%	$339,630	23.7%	$290,931	$48,699	$11,824	24.3%	$36,875	$(10,851)	$26,024	$0.16
Items impacting comparability:
Amortization of intangible assets (12)	—	(189,200)	189,200		—		189,200		—	189,200	—		189,200	—	189,200
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(20,266)	20,266		(18,537)		38,803		—	38,803	—		38,803	—	38,803
Certain litigation-related and other contingencies, net (3)	—	—	—		(35,832)		35,832		—	35,832	—		35,832	—	35,832
Certain legal costs (4)	—	—	—		(44,119)		44,119		—	44,119	—		44,119	—	44,119
Asset impairment charges (5)	—	—	—		(8,238)		8,238		—	8,238	—		8,238	—	8,238
Acquisition-related and integration costs (6)	—	—	—		(411)		411		—	411	—		411	—	411
Fair value of contingent consideration (7)	—	—	—		5,336		(5,336)		—	(5,336)	—		(5,336)	—	(5,336)
Loss on extinguishment of debt (8)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (10)	—	(651)	651		(3,909)		4,560		(2,502)	7,062	—		7,062	—	7,062
Tax adjustments (13)	—	—	—		—		—		—	—	46,919		(46,919)	—	(46,919)
Discontinued operations, net of tax (11)	—	—	—		—		—		—	—	—		—	10,851	10,851
After considering items (non-GAAP) (14)	$1,431,749	$413,656	$1,018,093	71.1%	$362,636	25.3%	$655,457	45.8%	$274,676	$380,781	$58,743	15.4%	$322,038	$—	$322,038	$1.36

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three and six months ended June 30, 2022 and 2021 are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(2)    Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended June 30,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$4,846	$6,898	$(2,913)	$4,485
Accelerated depreciation	—	147	7,140	1,932
Other, including strategic review initiatives	261	25,195	743	3,696
Total	$5,107	$32,240	$4,970	$10,113

	Six Months Ended June 30,
	2022		2021
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$10,098	$33,973	$2,279	$7,837
Accelerated depreciation	2,164	1,660	12,194	3,785
Other, including strategic review initiatives	8,582	38,519	5,793	6,915
Total	$20,844	$74,152	$20,266	$18,537
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(3)    To exclude adjustments to accruals for litigation-related settlement charges.
(4)    To exclude amounts related to opioid-related legal expenses. The amount during the second quarter of 2022 reflects the recovery of certain previously-incurred opioid-related legal expenses.
(5)    Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Goodwill impairment charges	$1,748,000	$—	$1,748,000	$—
Other intangible asset impairment charges	30,000	4,929	49,953	7,811
Property, plant and equipment impairment charges	3,063	—	3,063	427
Total	$1,781,063	$4,929	$1,801,016	$8,238
(6)    To exclude integration costs.
(7)    To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(8)    To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(9)    To exclude Other (income) expense, net per the Condensed Consolidated Statements of Operations.

(10)    The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended June 30,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(2,092)	$—	$—	$1,355
Other miscellaneous	125	—	(17,203)	125	—	—
Total	$125	$—	$(19,295)	$125	$—	$1,355

	Six Months Ended June 30,
	2022			2021
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$(894)	$—	$—	$2,502
Debt modification costs	—	—	—	—	3,879	—
Other miscellaneous	250	—	(17,203)	651	30	—
Total	$250	$—	$(18,097)	$651	$3,909	$2,502
The “Other” row included in the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.
(11)    To exclude the results of the businesses reported as discontinued operations, net of tax.
(12)    To exclude amortization expense related to intangible assets.
(13)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(14)    Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under our legacy non-GAAP policy. This change has been applied retrospectively to all periods presented. Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures are set forth in the table below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022
Acquired in-process research and development charges	$65,000	$5,000	$67,900	$5,000	$88,020
(15)    Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP	235,117	233,331	234,498	237,043
Non-GAAP Adjusted	236,217	235,416	236,466	237,043

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended June 30, 2022 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended June 30, 2022
Net loss (GAAP)	$(2,596,670)
Income tax expense	15,990
Interest expense, net	561,192
Depreciation and amortization (1)	413,056
EBITDA (non-GAAP)	$(1,606,432)
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives	147,105
Certain litigation-related and other contingencies, net	335,025
Certain legal costs	115,299
Asset impairment charges	2,207,755
Acquisition-related and integration costs	3
Fair value of contingent consideration	(3,009)
Share-based compensation (1)	22,440
Other income, net	(39,207)
Other	909
Discontinued operations, net of tax	44,531
Adjusted EBITDA (non-GAAP) (14)	$1,224,419

Calculation of Net Debt:
Debt	$8,065,297
Cash (excluding Restricted Cash)	1,191,572
Net Debt (non-GAAP)	$6,873,725

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP) (a)	5.6
__________
(a)As further discussed in footnote (14) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section, effective January 1, 2022, Adjusted EBITDA now includes acquired in-process research and development charges which were previously excluded under our legacy non-GAAP policy. The inclusion of these amounts resulted in an increase of 0.4 to the Net Debt Leverage Ratio for the twelve-month period ended June 30, 2022. To the extent we incur additional acquired in-process research and development charges in the future, it could result in further increases to this ratio.

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements regarding Endo's discussions with creditors, its evaluation of strategic alternatives, potential Chapter 11 filing and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo. All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: the outcome of our strategic review, contingency planning and any potential restructuring or bankruptcy filing; the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the impact of competition, including the loss of exclusivity and generic competition for VASOSTRICT®; our ability to satisfy judgments or settlements or pursue appeals including bonding requirements; our ability to adjust to changing market conditions; our ability to attract and retain key personnel; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; our ability to refinance our indebtedness; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; our ability to obtain and maintain adequate protection for our intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; our ability to integrate any newly acquired products into our portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for our products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; our ability to advance our strategic priorities, develop our product pipeline and continue to develop the market for QWO® and other products; and our ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect our results. The occurrence or possibility of any such result has caused us to engage, and may result in further engagement in strategic reviews that ultimately may result in our pursuing one or more significant corporate transactions or other remedial measures, including on a preventative or proactive basis. Those remedial measures could include a potential bankruptcy filing (which, if it occurred, would subject us to additional risks and uncertainties that could adversely affect our business prospects and ability to continue as a going concern), corporate reorganization or restructuring activities involving all or a portion of our business, asset sales or other divestitures, cost-saving initiatives or other corporate realignments, seeking strategic partnerships and exiting certain product or geographic markets. Some of these measures could take significant time to implement and others may require judicial or other third-party approval. Any such actions may be complex, could entail significant costs and charges or could otherwise negatively impact shareholder value, and there can be no assurance that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all, or that they will result in their intended benefits. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.
SOURCE Endo International plc

Media:	Investors:
Heather Zoumas-Lubeski	Laure Park
(484) 216-6829	(845) 364-4862
media.relations@endo.com	relations.investor@endo.com
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